UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	December 22, 2004

YDI WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29053 (Commission file number)	04-2751645 (IRS employer identification no.)

8000 Lee Highway, Falls Church, VA (Address of principal executive offices)	22042 (Zip code)

Registrant's telephone number, including area code:	(703) 205-0600

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See the description under Item 5.02(c) below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Director Resignation

Effective December 23, 2004, Patrick L. Milton voluntarily resigned his position as a member of the board of directors of YDI Wireless, Inc.

(c)	Appointment of President and Chief Operating Officer

        On December 22, 2004, Thomas C. Bennett, age 56, signed an employment agreement with YDI Wireless, Inc. for Mr. Bennett to be President and Chief Operating Officer of YDI. From August 2002 to January 2004, Mr. Bennett was President of Texel Corporation, an installer of telecom infrastructure. From March 2000 to July 2001, Mr. Bennett was Executive Vice President and Chief Operating Officer of Lightrade, Inc., an installer and operator of large optical switching facilities for major city telecom hotels. From November 1998 to March 2000, Mr. Bennett was President and Chief Operating Officer of Maxlink Communications, Inc., a fixed wireless carrier. Before that, Mr. Bennett had worked for Advanced Radio Telecom for approximately two years and for GTE Government Systems Corporation for approximately thirteen years. Mr. Bennett served for approximately thirteen years in the U.S. Army Signal Corps. He has a B.S. in Engineering from the United States Military Academy at West Point, an M.S. in Operations Research and an M.S. in Industrial Engineering both from Stanford University, and an M.B.A. from Long Island University.

        The employment agreement establishes an at-will employment relationship. Mr. Bennett’s annual base salary is set at $200,000 subject to future adjustment. In addition, Mr. Bennett is entitled to receive an annual performance bonus ranging from 0% to 50% of his base salary as determined by YDI’s board of directors. Mr. Bennett is also entitled to participate in YDI’s normal benefit programs. Upon a change of control, the agreement specifies that Mr. Bennett will receive continued salary for six months.

        The employment agreement contemplates Mr. Bennett being granted options to purchase 100,000 shares of YDI’s common stock, vesting over three years. The agreement allows for full vesting of these options upon a change in control. The options have been granted by YDI with an exercise price of $2.56 per share – the fair market value of YDI’s common stock on the date of grant.

        Mr.Bennett agreed not to compete with YDI during his employment. He agreed to treat YDI’s non-public information confidentially and to return all of YDI’s business information and other property to YDI in the event of his termination. Mr. Bennett also agreed to assign to YDI any inventions and intellectual property he develops during his employment. He also agreed that he will not, during his employment and for one year after termination of his employment, encourage any other company executive to terminate his or her employment with YDI or any other person engaged by YDI to represent it to terminate that relationship.

        The employment agreement contemplates YDI and Mr. Bennett entering into an executive employment agreement on the same general terms, subject to the approval of YDI’s board of directors, by April 30, 2005.

        The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

        There is no family relationship between Mr. Bennett and any of YDI’s directors or other executive officers.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2004	YDI WIRELESS, INC. By: /s/ David L. Renauld David L. Renauld Vice President

EXHIBIT INDEX

Number 10.1	Title Employment Agreement between YDI Wireless, Inc. and Thomas Bennett dated December 13, 2004